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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 56 to Registration Statement No. 33-46973 on Form N-1A of our reports dated December 26, 2007, relating to the financial statements and financial highlights of The Payden & Rygel Investment Group, including Cash Reserves Money Market Fund, Limited Maturity Fund, Short Bond Fund, U.S. Government Fund, GNMA Fund, Core Bond Fund, Opportunity Bond Fund, High Income Fund, Tax Exempt Bond Fund, California Municipal Income Fund, Value Leaders Fund, Market Return Fund, U.S. Growth Leaders Fund, Global Short Bond Fund, Global Fixed Income Fund, Emerging Markets Bond Fund, Payden/Wilshire Longevity Fund 2010+, Payden/Wilshire Longevity Fund 2020+, Payden/Wilshire Longevity Fund 2030+ and Payden/Wilshire Longevity Fund 2040+, appearing in the Annual Reports on Form N-CSR of The Payden & Rygel Investment Group for the year or period ended October 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP


Chicago, Illinois
February 27, 2008